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Exhibit 16



Securities and Exchange Commission
Attn: Office of the Chief Accountant
450 Fifth Street, N.W.
Washington DC 20549

July 6, 2004

Gentlemen and Ladies:

We have read the text of Item 4 included in the Form 8-K dated July 1, 2004 of Baylake Corp. to be filed with the Securities and Exchange Commission. We concur with the statements contained therein concerning our firm and our relationships and interactions with Baylake Corp.

Very truly yours,

/s/ Smith & Gesteland, LLP

SMITH & GESTELAND, LLP